UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

Favrille, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51134 (Commission File Number)	33-0892797 (I.R.S. Employer Identification No.)

10445 Pacific Center Court
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-8000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 19, 2006, Favrille, Inc. (“Favrille”) entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $40 million of Favrille’s common stock. The CEFF is embodied in a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Rights Agreement”), each dated as of December 19, 2006. The CEFF allows Favrille to raise capital as required, at the time and in the amounts deemed suitable to Favrille, during the three-year period following the effectiveness of the registration statement to be filed by Favrille with the Securities and Exchange Commission covering the resale of the shares of Favrille’s common stock issuable in connection with the CEFF and the shares of common stock underlying the Warrant (as defined below). Favrille is not obligated to sell any of the $40 million of common stock available under the CEFF, and there are no minimum commitments or minimum use penalties.

Subject to certain conditions and limitations, from time to time under the CEFF, Favrille may require Kingsbridge to purchase newly-issued shares of Favrille’s common stock at a price between 90% and 94% of the volume-weighted average price on each trading day during an eight-day pricing period. The maximum dollar amount of shares that Favrille may require Kingsbridge to purchase in any such pricing period is the lesser of $10 million or 1.75% of Favrille’s market capitalization at the time of a draw down under the CEFF.

The minimum acceptable volume-weighted average price for determining the purchase price at which Favrille’s common stock may be sold in any pricing period will be the greater of $1.75 or 90% of the closing price of Favrille’s common stock on the trading day prior to the commencement of the pricing period.  Under the terms of the CEFF, the maximum number of shares that Favrille may sell to Kingsbridge is 5,808,820 shares (subject to adjustment as provided in the Purchase Agreement), which may limit the amount of proceeds Favrille is able to obtain from the CEFF.

In connection with the CEFF, Favrille issued a warrant to Kingsbridge to purchase 250,000 shares of Favrille’s common stock at an exercise price of $3.98 per share (the “Warrant”). The Warrant is exercisable beginning six months after the date of issuance and for a period of five years thereafter.

The CEFF requires Favrille to file a resale registration statement covering the resale of shares issued pursuant to the CEFF and underlying the Warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF.

Favrille relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the Warrant in consideration of such commitment.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Warrant are qualified in their entirety by reference to the Purchase Agreement, the Rights Agreement and the Warrant, each of which is filed as an exhibit to this Current Report on Form 8-K.

On December 20, 2006, Favrille issued a press release announcing the entering into of the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the CEFF is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Warrant, dated December 19, 2006, issued by Favrille, Inc. to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated December 19, 2006, by and between Favrille, Inc. and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated as of December 19, 2006, by and between Favrille, Inc. and Kingsbridge Capital Limited.

99.1	Press release of Favrille, Inc. dated December 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Tamara A. Seymour Chief Financial Officer
Date: December 20, 2006

INDEX TO EXHIBITS

Number	Description
4.1	Warrant, dated December 19, 2006, issued by Favrille, Inc. to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated December 19, 2006, by and between Favrille, Inc. and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated as of December 19, 2006, by and between Favrille, Inc. and Kingsbridge Capital Limited.

99.1	Press release of Favrille, Inc. dated December 20, 2006.